EXHIBIT 21



               JOHNSON WORLDWIDE ASSOCIATES, INC. AND SUBSIDIARIES



   The following lists the principal direct and indirect subsidiaries of Johnson Worldwide Associates, Inc. as of September 29, 1995. Inactive subsidiaries are not presented.

                                                         Jurisdiction in
   Name of Subsidiary (1)(2)                             which Incorporated

   Airguide Instrument Company                            Illinois
   America Outdoors, Inc. ("Crappiethon U.S.A.")          Alabama
   Jack Wolfskin Adventure Equipment Ltd.                 United Kingdom
   Johnson Worldwide Associates Australia Pty. Ltd.       Australia
   Johnson Worldwide Associates Canada Inc.               Canada
   Mitchell Sports, S.A.                                  France
        Mitchell France, S.A.                             France
             Distribution Moderne De Marques (3)          France
        Mitchell Holland BV                               Netherlands
   Old Town Canoe Company                                 Delaware
   Plastimo Manufacturing (UK) Ltd. (4)                   United Kingdom
   Plastimo, S.A.                                         France
        Plastimo Espana S.A.                              Spain
        Plastimo Holland BV                               Holland
        Plastimo Nordic AB                                Sweden
             Scubapro Sweden AB                           Sweden
   Under Sea Industries, Inc.                             Delaware
        Johnson Beteiligungsgesellschaft mbH mbH          Germany
             Jack Wolfskin Ausrustung fur Draussen GmbH   Germany
             Johnson Outdoors V mbH                       Germany
             Scubapro Taucherauser GmbH                   Germany
        Scubapro Asia, Ltd.                               Japan
        Scubapro Espana, S.A.(3)                          Spain
        Scubapro Eu AG                                    Switzerland
        Scubapro Europe Benelux, S.A.(4)                  Belgium
        Scubapro Europe S.R.L.                            Italy
        Scubapro Italy S.R.L.                             Italy
        Scubapro Norge AS                                 Norway
        Scubapro Taucherausrustungen Gesellschaft GmbH    Austria
        Scubapro (UK) Ltd.(4)                             United Kingdom





   (1) Unless otherwise indicated in brackets, each company does business only under its legal name.
   (2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Worldwide Associates, Inc. (through direct or indirect ownership).
   (3)  Percentage of stock owned is 98%.
   (4)  Percentage of stock owned is 99%.